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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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      Date of report (Date of earliest event reported): September 22, 2004

                                 Workstream Inc.
               (Exact Name of Registrant as Specified in Charter)

           Canada                        001-15503                  N/A
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
       Incorporation)                                        Identification No.)

495 March Road, Suite 300, Ottawa, Ontario, Canada                 K2K-3G1
    (Address of Principal Executive Offices)                     (Zip Code)

                                 (613) 270 0619
              (Registrant's Telephone Number, Including Area Code)

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Item 1.01. Entry into a Material Definitive Agreement.

      On September 22, 2004, Workstream Inc. and David Polansky entered into a new employment agreement with David Polansky, our current Chief Financial Officer, to remain as our Chief Financial Officer.

      Pursuant to the terms of Mr. Polansky's employment agreement, Mr. Polansky would remain our Chief Financial Officer at a minimum annual salary of $160,000. The employment agreement has a one year term expiring in September 2005 that automatically renews at the end of its term for an additional year unless either party gave notice of nonrenewal. Mr. Polansky is also entitled to receive a bonus in an amount up to $90,000 upon the achievement of mutually agreed objectives. Under the agreement, Mr. Polansky also receives a car allowance of $500 per month. If we elect to terminate Mr. Polansky's employment other than for "cause" (as defined in the agreement), Mr. Polansky would be entitled to three months' salary and benefits. Mr. Polansky must give not less than three months prior written notice to Workstream which we may waive, in part or whole, if he wishes to resign.

Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits

      10.1 Employment Agreement dated September 22, 2004 between David Polansky and Workstream Inc.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WORKSTREAM INC.


Dated:  September 28, 2004              By: /s/ Michael Mullarkey
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                                           Name:  Michael Mullarkey
                                           Title: Chief Executive Officer